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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



The Shareholders and Board of Directors
Protocol Systems, Inc.:



We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.



                                                  [LOGO]
                                          KPMG PEAT MARWICK LLP


Portland, Oregon
May 20, 1996